CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation on this Registration Statement on Form SB-2 of our audit report dated April 18, 2007, relating to the financial statements of Joystar, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


Mendoza Berger & Company, LLP
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July 19, 2007
Irvine, California